Industry Canada | Industrie Canada

Canada Business Corporations Act | Loi canadienne sur les sociétés par actions

ELECTRONIC TRANSACTION REPORT | **RAPPORT DE LA TRANSACTION ÉLECTRONIQUE**

ARTICLES OF INCORPORATION (SECTION 6) | STATUTS CONSTITUTIFS (ARTICLE 6)

Processing Type - Mode de Traitement: E-Commerce/Commerce-É

1. **Name of Corporation - Dénomination de la société**

Liberty Gold Corp.

2. **The province or territory in Canada where the registered office is to be situated - La province ou le territoire au Canada où se situera le siège social**

BC

3. **The classes and any maximum number of shares that the corporation is authorized to issue - Catégories et le nombre maximal d'actions que la société est autorisée à émettre**

The annexed Schedule 1 is incorporated in this form.
L'annexe 1 ci-jointe fait partie intégrante de la présente formule.

4. **Restrictions, if any, on share transfers - Restrictions sur le transfert des actions, s'il y a lieu**

The annexed Schedule 2 is incorporated in this form.
L'annexe 2 ci-jointe fait partie intégrante de la présente formule.

5. **Number (or minimum and maximum number) of directors - Nombre (ou nombre minimal et maximal) d'administrateurs**

Minimum: 1 Maximum: 5

6. **Restrictions, if any, on business the corporation may carry on - Limites imposées à l'activité commerciale de la société, s'il y a lieu**

The annexed Schedule 3 is incorporated in this form.
L'annexe 3 ci-jointe fait partie intégrante de la présente formule.

7. **Other provisions, if any - Autres dispositions, s'il y a lieu**

The annexed Schedule 4 is incorporated in this form.
L'annexe 4 ci-jointe fait partie intégrante de la présente formule.

8. **Incorporators - Fondateurs**

Name(s) - Nom(s)	Address (including postal code) - Adresse (inclure le code postal)	Signature
PAUL UPPAL	12277 SOUTHPARK CRESCENT, SURREY, BRITISH COLUMBIA, CANADA, V3X 2B8	PAUL UPPAL
GREG CROWE	1679 EAGLECLIFF RD, BOWEN ISLAND, BRITISH COLUMBIA, CANADA, V0N 1G0	GREG CROWE

Canada

SCHEDULE / ANNEXE 1

1 Class of Common - Unlimited Authorized with no par value - With Voting Rights

1 Class of Preffered - Unlimited Authorized with no par value - Non voting rights

SCHEDULE / ANNEXE 2

None

SCHEDULE / ANNEXE 3

None

SCHEDULE / ANNEXE 4

None